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Transcript of HanesBrands Investor Call

JULY 24, 2013 / 12:30PM GMT, HBI - Hanesbrands Inc Conference Call to Discuss its Definitive Agreement to Acquire Maidenform Brands, Inc.

THOMSON REUTERS STREETEVENTS
EDITED TRANSCRIPT
HBI - Hanesbrands Inc Conference Call to Discuss its Definitive Agreement to Acquire Maidenform Brands, Inc.

EVENT DATE/TIME: JULY 24, 2013 / 12:30PM GMT

OVERVIEW:
HBI announced acquisition of Maidenform Brands. The transaction has an enterprise value of approx. $575m.

CORPORATE PARTICIPANTS
T.C. Robillard Hanesbrands Inc - VP IR
Rich Noll Hanesbrands Inc - CEO
Rick Moss Hanesbrands Inc - CFO

CONFERENCE CALL PARTICIPANTS
Eric Tracy Janney Capital Markets - Analyst
Gregory Baglione Barclays Capital - Analyst
Omar Saad ISI Group - Analyst
Kate McShane Citigroup - Analyst
David Glick Buckingham Research Group - Analyst

Scott Krasik BB&T Capital Markets - Analyst
Jim Duffy Stifel Nicolaus - Analyst
Evren Kopelman Wells Fargo Securities - Analyst
Eric Beder Brean Murray, Carret & Co. - Analyst
Andrew Burns D.A. Davidson & Co. - Analyst

PRESENTATION

Operator

Good morning, my name is Steve, and I will be your conference operator today. At this time, I would like to welcome everyone to the HanesBrands Acquisition of Maidenform conference call. All lines have been placed on mute to prevent any background noise. After the speakers' remarks, there will be a question and answer session.

(Operator Instructions)

Thank you. I will now turn the conference over to TC Robillard, Vice President, Investor Relations. Please go ahead, sir.

T.C. Robillard - Hanesbrands Inc - VP IR

Thank you. Good morning, everyone, and welcome to the HanesBrands conference call to discuss our announced acquisition of Maidenform Brands. We are pleased to be here today to discuss this acquisition, and we appreciate your attendance on such short notice. Hopefully everyone has had a chance to review the news release we issued early this morning. The news release and audio replay of the webcast of this call can be found in the Investors section of our Hanesbrands.com website.

I want to remind everyone that we may make forward-looking statements on the call today, either in our prepared remarks or in the associated question and answer session. These statements are based on current expectations or beliefs, and are subject to certain risks and uncertainties that may cause actual results to differ materially. The audience is cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance, and are subject to a number of uncertainties and other factors, many of which are outside the control of HanesBrands and Maidenform.

The forward-looking statements that may be discussed on this call address a variety of subjects including, for example, the expected date of closing of the acquisition and the potential benefits of the merger. Certain factors and risks that could cause actual results to differ materially from those described in the forward-looking statements are detailed in our various filings with the SEC, such as our most recent Forms 10-K and 10-Q, and may be found on our website, in our news releases and other communications. The Company does not undertake to update or revise any forward-looking statements, which speak only to the time at which they are made.

With me on the call today are Rich Noll, our Chief Executive Officer, and Rick Moss, our Chief Financial Officer. For today's call, Rich will provide some brief remarks. And then we will open it up to your questions.

I will now turn the call over to Rich.

Rich Noll - Hanesbrands Inc - CEO

Thank you, TC. Excuse me.

This morning HanesBrands achieved yet another significant milestone in using our free cash flow to create shareholder value, by announcing the acquisition of Maidenform Brands. Approximately 20 months ago, we embarked on a path to maximize the value of our free cash flow. We first decided to significantly reduce our debt, then to institute a dividend. And then only then, to consider bolt-on acquisitions. We feel great about our progress, as we have consistently hit each of these milestones early. This acquisition is a great way to create value for our shareholders by significantly enhancing our financials. And it is a great way to spend less than 18 months of our free cash flow. Once synergies are fully realized, we believe Maidenform should annually add over $0.5 billion to sales, $0.60 a share to earnings, and $65 million to free cash flow.

At our Analyst Day in February, we laid out four specific criteria for acquisitions, and this acquisition solidly hits on all four. Let me take them one at a time. First, it is in a core category. Maidenform markets are a range of intimate apparel, including bras, shapeware and panties, and they have strong distribution in department stores, national chains and mass merchants, all right in our sweet spot.

Second, their business provides complementary growth opportunities. The Maidenform Brand portfolio fits well with our iconic brands. They have a great average figure bra business that complements our full figure bra business. They are recognized for shapeware, while we have an established panty business. By applying our Innovate-to-Elevate strategy across their brands, and tapping in to our respective expertise, we create a combination that should benefit our consumers, our retail partners and our shareholders.

Third, there is significant synergy opportunities by leveraging our vertically-integrated supply chain, and eliminating duplicate stand-alone company costs. We have a proven track record for using our supply chain to create value, and successfully managing transformation projects. Our ability to execute gives us confidence that we can deliver full synergies within three years.

And fourth, this acquisition creates great financial returns for our shareholders. At $23.50 a share, this deal has an enterprise value of approximately $575 million, and is valued at approximately 9.5 times their 2012 EBITDA. Post-synergies, we expect this multiple to drop to less than 7 times. This deal is expected to deliver an after-tax IRR in the mid-teens, and we believe it is a better use of free cash flow than share buybacks. Finally, excluding acquisitions and restructuring-related costs, we expect this deal to be accretive in 2014. In terms of specifically what it may add to next year, we will defer that to next week's earnings call, where we will provide you with some line of sight on our 2014 earnings potential.

Turning to funding, this deal fits well within our capital structure. We plan to pay for the acquisition through a combination of this year's free cash flow, plus short-term borrowings from our revolver which we expect to fully pay down within approximately 18 months. So to wrap up, we are very excited to welcome Maidenform to the HanesBrands family. This is a manageable deal for us, both from a funding and from an execution standpoint. And therefore, we are confident in our ability to generate synergies that should ultimately add $0.60 a share to our earnings. This acquisition will truly help us realize the benefits of everything we have built over the last number of years.

And with that, I will turn the call back to -- over to TC.

T.C. Robillard - Hanesbrands Inc - VP IR

Thanks, Rich. That concludes today's prepared remarks. We will now begin taking your questions, and we will continue as time allows. Since there may be a number of you who would like to ask a question, I will ask that you limit yourself to one question, at most two, and then re-enter the queue to ask any additional questions.

I will now turn the call back over to the operator to begin the question and answer session. Operator?

QUESTION AND ANSWER

Operator

(Operator Instructions)

Your first question comes from the line of Eric Tracy with Janney Capital. Your line is now open.

Eric Tracy - Janney Capital Markets - Analyst

Hi, good morning.

Rich Noll - Hanesbrands Inc - CEO

Hi, Eric.

Eric Tracy - Janney Capital Markets - Analyst

Congrats on what seems like a really great deal.

Rich Noll - Hanesbrands Inc - CEO

Thank you.

Eric Tracy - Janney Capital Markets - Analyst

So Rich, I guess for you, a couple of questions. One, strategically as we think about the portfolio of brands and categories within Maidenform, again recognizing this sort of complement, but maybe walk through what the type of overlap you might have on the bra category, the target consumer, and then any distribution sort of implications that you have when you layer in Maidenform?

Rich Noll - Hanesbrands Inc - CEO

Well, we feel really good about the complementary nature of the two businesses in the portfolio. We have talked over time about how we think of first, the bra business segmented by both size, as well as average versus full-figure. And Maidenform has got a really good business, and their brands fit well with that younger average figure consumer. And they are very complementary to our brands such as Playtex and Bali that fit much better with the over 35, full-figure consumer. So we think there is a lot of opportunity to take our disciplined Innovate-to-Elevate approach, apply them to the Maidenform brand, and consider -- continue to enhance their growth opportunities over time.

They are also great in shapewear. We don't have nearly as strong of a business in shapewear. And so, we think our ability to tap in to their expertise, and expand it across our portfolio of brands makes a lot of sense. And then, we also have a great established panty business, and we think that is a -- provides opportunity for us to take that expertise into some of their brands. So it is pretty -- it is really very complementary, from a consumer segment standpoint. Obviously, from retailer's standpoint, we have a lot of overlap. We all deal with the same customers. But we really think, by combining our size and scale, our disciplined innovation approach, it is actually going to be good for our consumers, our retailers, and clearly for our shareholders.

Eric Tracy - Janney Capital Markets - Analyst

Okay. Then moving from top line to sort of the synergy opportunity, which again seems to be massive. Just talk to again, their existing manufacturing structure primarily outsourced, maybe sort of the timing and implications for internalizing or vertically integrating that manufacturing? How should we think about the manifestation of some of these synergies? I know you don't want to get too specific, but just give us some color on sort of timing and magnitude, over the next call it, three years of internalizing and manufacturing?

Rich Noll - Hanesbrands Inc - CEO

Well, let me talk about the categories. In terms of timing, it is a little bit early to talk explicitly about that, as we have been focused over the last couple of months on completing the deal terms. It is now time to turn our attention to the actual integration planning. So we don't have this specific timing. We know what we think the numbers will look like, obviously when we have full synergies, and that is based on the numbers we talked about, the $0.60 a share. But those synergies really come in two categories on the cost side, with the other one being the complementary nature of the brands for providing growth.

The supply chain, we manufacture about two-third of our bra products, about 90% overall of our products, but about two-thirds of bras. And we think there is a lot of opportunity to integrate their 100% source model into our self-manufactured model, complemented with sourcing to create a lot of value for our shareholders. A lot of the same vendors that they use, we also use. So I think that transition can be relatively seamless.

And then in that third category, obviously, there is some duplicate stand-alone company costs that we can address. In terms of -- like I said though, in terms of specific timing, that will all come out as we develop the specific action plans. But we feel really good about our ability overall to achieve the synergy numbers we have laid out.

Operator

Your next question comes from the line of Matthew Mcclintock from Barclays. Your line is now open.

Gregory Baglione - Barclays Capital - Analyst

Hi, good morning, everyone. This is [Gregory Baglione], filling in for Matt Mcclintock. First and foremost, congratulations.

Rich Noll - Hanesbrands Inc - CEO

Thank you.

Gregory Baglione - Barclays Capital - Analyst

I just want to talk a little bit about what the Maidenform Brand adds internationally, and if you could kind of elaborate on that? And then, going back to the prior question, if maybe you could talk a little more on how you plan to segment the two brands? And then, any similar channels of distribution?

Rich Noll - Hanesbrands Inc - CEO

So first, internationally, they have an international business. It is approximately the same percentage of sales as our international business. There is clearly some overlap, especially in terms of Canada and Mexico, so we can leverage our combined strengths there. They also have a relatively small business, actually in Europe, which may be complementary to us. And they don't have a lot of business in Asia. So I think as we get into it and look at it, I think we have got some capabilities to further leverage our size and scale internationally. And one other note about their international business, a good portion of it is shapewear-focused, rather than bra-focused. So once again, complementary in our ability to drive our expert -- our respective expertise in different countries.

Your second question was? On the international, the other question I think you had was the, exact positioning of our brands. I think at this point, I just need to talk about how they have got great brands. We have a tremendous amount of respect for what they built with the Maidenform brand, and their position in their respective categories. And we intend to enhance and build that over time. There is not really a lot of overlap from a consumer perspective. And so, we feel good about our ability to grow and build their business.

Operator

Your next question comes from the line of Omar Saad from ISI Group. Your line is open.

Omar Saad - ISI Group - Analyst

Thanks. Congrats, pretty interesting stuff.

Rich Noll - Hanesbrands Inc - CEO

Thanks, Omar.

Omar Saad - ISI Group - Analyst

Rich, does this, the womens -- kind of wholesale intimate apparel business over the last several of years has -- been a little bit mixed. Some moves forwards, some moves back, kind of up and down a little bit. Does this transaction kind of indicate you are seeing something in that channel and in that business overall that is going on? How do you feel about, kind of that whole wholesale, whether it is at the department store level, or the chain or the mass level? That kind of -- womens intimate bra business?

Rich Noll - Hanesbrands Inc - CEO

Yes, over -- actually since the Great Recession of '08, '09, to tell you truth, the intimate apparel business as a total industry has been sort of a little bit up and down, as you have actually talked about. That said, we feel really good about taking our Innovate-to-Elevate strategy that we first successfully started to apply in the underwear category. And we now have sort of translated into our intimate apparel category. And using that as a way to start to drive growth in the category. And I think that by combining our great brands with Maidenform, it just gives us a larger platform from which to do that. And so, and it gives us the ability to better serve our retail partners to make big statements about newness, like our Smart Sizes platform. So I think we feel good about this, as a way for us to leverage our innovation even more, to hopefully to help turn that overall category around.

Omar Saad - ISI Group - Analyst

Do you have any idea what your kind of post-transaction -- maybe womens bra market share in the wholesale channel is at this point? I feel like it is -- I am not even quite sure who the number two player is at that point?

Rich Noll - Hanesbrands Inc - CEO

I don't want to go into specific numbers. I think a lot of that stuff is published in NPD. Most of it is actually diary panel. So it is -- it is good information directionally. And that said, the overall intimate apparel market is fragmented. Victoria Secret is actually the number one brand out there. Obviously, they have been over time, they have had their ups and downs with intimate apparel business. And -- but that said, I think we have got very complementary positionings, and feel good about combining the two companies, and the two brands to be able to create growth.

Operator

Your next question comes from the line of Kate McShane from Citi. Your line is now open.

Kate McShane - Citigroup - Analyst

Hi, thank you, good morning.

Rich Noll - Hanesbrands Inc - CEO

Good morning.

Kate McShane - Citigroup - Analyst

Just a question on Maidenform's DTC business, how you are viewing that in regards to the acquisition?

Rich Noll - Hanesbrands Inc - CEO

Yes, they have a direct business just like we do. It is in outlet stores, and they have a little bit online. Actually, I think that they are fairly undeveloped online, and we have got a lot of great capabilities there. And we have a -- mainly an outlet store business. And I think you will start to see the two of them overall merge.

They have got, they are in about I think 70 outlet stores. That is clearly an area where we have got opportunity to help each other, figure out how to grow, and grow our sales per square foot. It is not something that I would envision that we would do a lot of rationalization. They manage their outlet store business, just like we do. They are very good at understanding their four-wall profitability. And when their stores are profitable, they keep investing in them and growing them. When they are not profitable, they tend to close them, the same way we do. And so, I think we have both a lot of opportunities to share our brands across, and continue to drive growth.

Kate McShane - Citigroup - Analyst

Okay, great. And my second question is just around Maidenform management. If there has been any -- any decisions made about who is staying on?

Rich Noll - Hanesbrands Inc - CEO

We have had to focus the last couple of months on the deal, in trying to get the deal done. And actually, because we are two public companies, we have been relatively precluded from talking to their management about anything that would happen post-close. It is now time for us to respectively focus on beginning to develop integration plans, and we will start to address that. I want to stress that they have a lot of great expertise, and it is one of the reasons that we are buying the company, and we want to make sure that we keep that expertise, to help grow our respective businesses.

Operator

Your next question comes from the line of David Glick with Buckingham Research. Your line is open.

David Glick - Buckingham Research Group - Analyst

Good morning, and add my congratulations on the deal.

Rich Noll - Hanesbrands Inc - CEO

Thanks.

David Glick - Buckingham Research Group - Analyst

A couple of questions. First, just looking at Maidenform's historical results. In 2010, they achieved an EBIT number, kind of similar to what your [2016] number is on sales, that are a little bit greater than what you are calling for. I am just wondering if there is a certain amount, either a certain amount of rationalization that you plan to do in terms of the programs that they offer, or are you just being conservative? I mean, they had $133 million or so of SG&A. It just looks like the potential here, is pretty significant beyond what you are putting out there.

Rich Noll - Hanesbrands Inc - CEO

First, let me talk to their overall trends. And then I will talk about our synergy estimates and things like that. Clearly, right now their business is under pressure when you look at their financial results. They have had both reg -- revenue and earnings declines. And they have actually stated that some of those things are, that they feel like they have pushed a little bit too far out from their core positions, and they have started to retrench back to their more profitable core. We think that makes a tremendous amount of sense. And so, we have been very realistic about our revenue estimates, and incorporating those trends into our guidance. We think being at that, sort of core profitable piece of business makes a lot of sense. And we will make sure that we help them after we close, get that strategy right from our perspective.

In terms of synergies and so on and so forth, we feel really good about our ability to deliver the $0.60 after full synergies are realized. Is there upside or not from there? I think that remains to be seen. We have to get in there, we have got to do our acquisition planning. Our first chore will be to deliver the $0.60. And then hopefully, we will start to see a lot of upside, because we have got a lot more great complementary growth opportunities. But let's do it one step at a time, and first deliver the $0.60.

David Glick - Buckingham Research Group - Analyst

Okay, great. And just a follow-up question. I am getting a lot of positive investor feedback on the transaction, but some folks are kind of scratching their head about the lack of commentary on the core HBI business which you are reporting next week. Just wondering if you can -- you still feel good about the trajectory of your business for this year? Obviously, this deal changes what Q4 looks likes, but any kind of sense we can have today, in advance of next week would be helpful?

Rich Noll - Hanesbrands Inc - CEO

Yes, the reason we are not talking about earnings to, this week, and we are going to do it next week, is because we have been focused on this deal. So we've got to do one thing at a time. We will get to earnings, when we get to earnings next week. And I know that creates a little bit of gap for everybody. But it is what it is. And we have been -- we focused our efforts to try and get this deal done. We got the deal approved by our Board -- by our respective Boards yesterday, got it signed. And it is now time to turn our attention to, getting ready for next week's earnings call. And when we have it on Tuesday, we will give you line of sight to our second quarter results 2013. And as I said in my prepared remarks, we will start to give you our thinking about 2014 earnings potential.

Operator

Your next question comes from the line of Scott Krasik from BB&T Capital Markets. Your line is open.

Scott Krasik - BB&T Capital Markets - Analyst

Yes, hi, everyone, congratulations.

Rich Noll - Hanesbrands Inc - CEO

Thank you, Scott.

Scott Krasik - BB&T Capital Markets - Analyst

Just first quickly, are you interested in continuing to operate the Donna Karan, DKNY license?

Rich Noll - Hanesbrands Inc - CEO

I don't want to get in to any specifics at this point. It is -- because we are just beginning to turn our attention to that. But I will point out that we have had the Donna Karan DKNY hosiery license for decades.

Scott Krasik - BB&T Capital Markets - Analyst

Right.

Rich Noll - Hanesbrands Inc - CEO

But given that, we have got to call the Donna Karan organization, and figure all those things out in our implementation planning phase.

Scott Krasik - BB&T Capital Markets - Analyst

Okay, that's fair. I know you said you make two-thirds of your own bras. Do make any -- do you make you shapewear in-house or is that out-sourced?

Rich Noll - Hanesbrands Inc - CEO

No, a lot of our shapewear we make in-house. We do out-source some of it. In total, as I have said, our bras is about two-thirds, one-thirds. In total, intimates, the whole intimates is about 90% self-manufactured. So obviously panties, shapewear, hosiery, things like that, we make most of that inside.

Operator

Your next question comes from the line of Jim Duffy with Stifel. Your line is open.

Jim Duffy - Stifel Nicolaus - Analyst

Thanks. Good morning, and congratulations to you.

Rich Noll - Hanesbrands Inc - CEO

Thanks, Jim.

Jim Duffy - Stifel Nicolaus - Analyst

I had to jump off the call for a second, so hopefully I am not duplicating efforts here. But I am curious in a couple things. Rich, can you talk a little bit about the history of the dialogue with Maidenform, just how this transaction came about and progressed? And then secondly, I am curious, knowing what you know right now, what would the timeframe be for taking some of the Maidenform manufacturing, and plugging that into your in-house facilities.

Rich Noll - Hanesbrands Inc - CEO

So Jim, in terms of the exact dialogue, all of that is going to be laid out in Maidenform's proxy to their shareholders. And so, I just need to defer any comments about that, to let you read that, when it gets published in about three weeks or so.

Jim Duffy - Stifel Nicolaus - Analyst

Okay.

Rich Noll - Hanesbrands Inc - CEO

And it will all be laid out there, in a lot of different detail. In terms of the overall timing, from seeing some of the synergies and everything, as I have said, we have focused our last couple efforts on estimating the synergies, and doing the deal. Now we will turn our attention to getting the exact timing of all that stuff laid out. And as we develop the plans, as we have done historically, we will share those things with you.

Jim Duffy - Stifel Nicolaus - Analyst

Yes, but based on what you know right now, Rich, like what would a logical time frame be? Would it be six months, a year, or is it too hard to say?

Rich Noll - Hanesbrands Inc - CEO

As I have said, we expect to realize full synergies within three years. And I don't want to talk about specifically on this, but I will go back to how things at Gear worked. If you remember, it takes still a good six to nine months with Gear to figure out a lot of the synergies, start to move in that direction of plugging things in the supply chain. And remember, a lot of those savings then get capitalized, and then show up on the P&L six or more months later. And that is sort of how Gear laid out. I am not going to make any comments on whether, this is going to fit that mold or not. Because we got to get into the exact planning to figure all that out. But that gives you some idea of how the supply chain worked with our last acquisition with Gear For Sports.

Operator

Your next question comes from the line of Evren Kopelman from Wells Fargo. Your line is open.

Evren Kopelman - Wells Fargo Securities - Analyst

Thanks, congratulations.

Rich Noll - Hanesbrands Inc - CEO

Thank you.

Evren Kopelman - Wells Fargo Securities - Analyst

One question is, in the $0.60 you mentioned, what is the assumption in terms of the debt pay down in there?

Rick Moss - Hanesbrands Inc - CFO

This is Rick. We expect the debt that we would incur to finance the transaction, all would be paid off within 18 months at the most. So by the end of the three year period, the $0.60 that we are talking about assumes no interest expense.

Evren Kopelman - Wells Fargo Securities - Analyst

Okay. And then secondly, the $500 million incremental annual sales. I don't -- I am sorry, I don't know Maidenform very well, but that is lower than the sales they reported in 2012. Why is that?

Rich Noll - Hanesbrands Inc - CEO

Well, right now, if you look at their Q1 results, they have actually got declines. They have talked about having revenue declines this year. And it is because they are sort of refocusing their business on their core, more profitable pieces. We expect some of those trends to continue, as I have talked a little bit about before. And so, we wanted to make sure that we had the right base from which to value the company. And so now, I talked about a little bit over $500 million. We are not saying that it is that exactly. I think they -- on, after their first quarter they were right about $570 million-ish TTM basis. We do -- we probably value the company on about 90% of that overall base, figuring those trends might continue for a little while. But then we could grow it from there.

Operator

Your next question comes from the line of Eric Beder with Brean Capital. Your line is open.

Eric Beder - Brean Murray, Carret & Co. - Analyst

Good morning. Congrats on an outstanding deal.

Rich Noll - Hanesbrands Inc - CEO

Thank you.

Eric Beder - Brean Murray, Carret & Co. - Analyst

Could you talk about how Maidenform affects your -- your oversight, in terms of cotton concentration, how much cotton does they use? Or do they reduce your dependence on cotton? And could you also, what you think the debt level will be at the end of year, in terms of this year after you close this deal?

Rich Noll - Hanesbrands Inc - CEO

So in terms of cotton. Because it is an intimate apparel business with mainly bras and shapewear, cotton is a very small percentage, virtually a very small percentage of their overall use. So if anything, it dilutes our exposure to cotton, but not very much. Remember, they are a little over $500 million of sales on our $4.6 billion. So it is what about -- 12% or so of our overall? So it doesn't have a big impact on cotton. On the other one, Rick?

Rick Moss - Hanesbrands Inc - CFO

Yes. In terms of debt at the end of the year, as Rich said, we will be paying for this, in part from our free cash flow for this year. So I would expect debt at the end of the year to be kind of in the -- between the $1 billion that will still be outstanding on the 8 -- on 6.375% notes. And the outstandings on the revolver to be about $1.4 billion to $1.5 billion. So still, at a little over 2 times leverage.

Eric Beder - Brean Murray, Carret & Co. - Analyst

Great, thank you.

Operator

Your next question comes from the line of Andrew Burns with D.A. Davidson. Your line is open.

Andrew Burns - D.A. Davidson & Co. - Analyst

Hi, everyone, congratulations.

Rich Noll - Hanesbrands Inc - CEO

Thank you.

Andrew Burns - D.A. Davidson & Co. - Analyst

So when I think about intimate apparel as a category, it has historically been a highly-fragmented from a brand perspective, certainly relative to men's underwear. And that has from time to time, led to pretty aggressive promotional cycles. And now with the consolidation of two major players, do you think over time that this could lead to a healthier competitive environment, and perhaps a more consistent and rational pricing environment?

Rich Noll - Hanesbrands Inc - CEO

That has -- our deal rational has nothing to do with the overall competitive environment. It all has to do with how we can use their complementary brands, leverage our supply chain to create, I think more opportunity and more value for our consumers. We make, when you look at our overall innerwear segment, our operating margins are pretty darn strong. We feel really good about it. And they are pretty darn strong across all of the sub categories with innerwear. And that is in the -- in basic underwear, in socks, in bras, in panties and in shapewear. So we feel good about our ability and our strategies to make pretty healthy returns in those segments for our shareholders. And this is about taking Maidenform, which is about a $500 million company, being able to leverage our size and scale and Innovate-to-Elevate strategy, and create shareholder returns.

Andrew Burns - D.A. Davidson & Co. - Analyst

Thanks. I was hoping that you would be able to -- would love to hear your view on shapewear category overall. It has been a great business for Maidenform, and a growth category for many years, but more recently has been a little more crowded. Can you talk about your expectations for just shapewear as a category here in the coming years?

Rich Noll - Hanesbrands Inc - CEO

They have done a great job, building a strong franchise in the overall shapewear business. And it is one of the things that we look forward to, the combination of their expertise in that category with our brands. And so, I think that is one of the nice pluses of the deal. Clearly, that is a market that is like any of the intimates markets, so it ebbs and flows. And I think that right now, they have gone through a little bit of the negative trends that I have spoke about this year. We have gone into this deal, with full line of sight of that. I think we projected them [fairly] well, and taken all of that into account in our valuation. But I do think that the shapewear category does have long-term growth prospects, as we get through some of these short-term issues that you are talking about.

Operator

And this concludes the question and answer portion of the call. I will turn it back to T.C. Robillard for any closing comments.

T.C. Robillard - Hanesbrands Inc - VP IR

Thank you. We would like to thank everyone for attending our call today. And we look forward to speaking with you again next week, for our regularly scheduled earnings call. Have a great day.

Operator

Ladies and gentlemen, this concludes today's conference call. You may now disconnect.

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Additional Information and Where to Find It
In connection with the acquisition, Maidenform will file a proxy statement and other materials with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MAIDENFORM AND THE ACQUISITION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, the documents filed by Maidenform with the SEC may be obtained free of charge by contacting Maidenform's investor relations department by telephone at (732) 621-2300 or via email at ir@maidenform.com. Maidenform's filings with the SEC are also available for free on its website at ir.maidenform.com.
Participants in the Solicitation

Maidenform and its officers and directors and HanesBrands and its officers and directors may be deemed to be participants in the solicitation of proxies from Maidenform stockholders with respect to the acquisition. Information about Maidenform's officers and directors and their ownership of Maidenform common shares is set forth in the proxy statement for Maidenform's 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2013. Information about HanesBrands' officers and directors is set forth in the proxy statement for HanesBrands' 2013 Annual Meeting of Stockholders, which was filed with the SEC on February 21, 2013. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the acquisition by reading the preliminary and definitive proxy statements regarding the acquisition, which will be filed by Maidenform with the SEC.

Message to HanesBrands employees from Chairman and Chief Executive Officer Richard A. Noll

To:	HBI Employees Worldwide
From:	Rich Noll, Chairman and CEO
Re:	Acquisition of Maidenform Brands

We are very excited to have signed a definitive agreement to acquire Maidenform Brands, an intimate apparel company, like ourselves, with a long history of success, exciting brands and an avid consumer following. Together, once the acquisition is completed, we will be in a better position to serve our retailers and consumers by continuing to offer exciting and innovative products and generate growth opportunities for our brands and Maidenform's brands.

Read today's press release and Q&A document for more details.

The acquisition of Maidenform will be a perfect complementary fit for intimate apparel: Maidenform has a great average-figure bra business that balances our full-figure bra business; Maidenform is recognized for its shapewear business, while we have an established panty business. We have long-term growth opportunities by combining the respective capabilities of the portfolios and cross-introducing new products so that we can compete more effectively in what we all know is a highly competitive intimate apparel business.

We are eager to add Maidenform's exciting brands and product expertise; however, we must be patient and allow the acquisition process to be completed. The boards of directors of both companies have unanimously approved the purchase. Now, we must wait for Maidenform shareholder approval, regulatory approval and other customary closing conditions. We expect to close the acquisition in the fourth quarter.

Until then, Hanes and Maidenform are separate companies and must continue to behave as such. Under no circumstances should our employees contact employees of Maidenform, or vice versa. We should not seek any information about Maidenform from, nor speculate about the acquisition with, suppliers, vendors, retailers or others outside the course of normal business operations. For now, it is business as usual for everyone.

The acquisition agreement is another exciting chapter for our company. Since our independence seven years ago, we have done an outstanding job of creating a dynamic and successful leading basic apparel company. We have significantly improved our profitability and continue to do so; we have used our strong cash flow to reduce our debt, add Gear for Sports to our organization, and begin paying a quarterly dividend; we have built a world-class low-cost global supply chain; and we have reinvigorated our brands through appropriate investment in marketing and product innovation.

I am proud of all that we have accomplished and the efforts that you have made to ensure our success. I am also looking forward to Maidenform joining the Hanes family.

Rich

Additional Information and Where to Find It
In connection with the acquisition, Maidenform will file a proxy statement and other materials with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MAIDENFORM AND THE ACQUISITION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, the documents filed by Maidenform with the SEC may be obtained free of charge by contacting Maidenform's investor relations department by telephone at (732) 621-2300 or via email at ir@maidenform.com. Maidenform's filings with the SEC are also available for free on its website at ir.maidenform.com.
Participants in the Solicitation
Maidenform and its officers and directors and HanesBrands and its officers and directors may be deemed to be participants in the solicitation of proxies from Maidenform stockholders with respect to the acquisition. Information about Maidenform's officers and directors and their ownership of Maidenform common shares is set forth in the proxy statement for Maidenform's 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2013. Information about HanesBrands' officers and directors is set forth in the proxy statement for HanesBrands' 2013 Annual Meeting of Stockholders, which was filed with the SEC on February 21, 2013. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the acquisition by reading the preliminary and definitive proxy statements regarding the acquisition, which will be filed by Maidenform with the SEC.

Maidenform Acquisition Agreement Questions & Answers

Maidenform Acquisition Agreement Questions & Answers

Q: Why is HanesBrands acquiring Maidenform and its brands?
Maidenform's business and brands are complementary to Hanes and its brands. Maidenform has exiciting brands and great average-figure bra and shapewear businesses.

The acquisition will create growth and cost-saving opportunities and increased scale to better serve retailers and consumers.

The board of directors of Hanes believes the acquisition is in the best interests of the company and its shareholders, while the board of directors for Maidenform believes the sale is in the best interests of its company and shareholders.

Q: What does this mean for the employees of HanesBrands and Maidenform?
While the acquisition approval process is under way, it is business as usual for all employees of both companies. Maidenform and Hanes continue to be independent companies, and we should continue to do our jobs just as we were before the acquisition agreement announcement.

Q: What happens with employees after the acquisition is closed? When will we know details?
We know that a pending acquisition and eventual integration can be unsettling for employees of both companies. Because of the legal limitations of how companies can interact and communicate during an acquisition negotiation and during the approval process, there is a lot that is unknown at this time both for employees and management. We will do our best to keep employees abreast of any definitive plans as they are developed. There is no way to avoid uncertainty, but we want to keep it as minimal as possible.

At a high level, we believe there will be growth and cost-savings opportunities as a result of this acquisition, but details cannot be worked out until integration teams can be formed. The best thing for employees to do at the moment is to continue to perform their jobs business as usual.

Q: How will the integration teams process work?
Under the law, there are defined ways that the companies may begin to share certain information for integration purposes. Those integration teams will be defined and appointed and begin their work soon.

Other than the integration teams, no other employees of Hanes and Maidenform should be conversing, contacting each other, or sharing information. Only employees who are authorized by CEO Rich Noll, Chief Operating Officer Gerald Evans, Chief Legal Officer Joia Johnson or Chief Financial Officer Rick Moss should have any contact with Maidenform representatives.

Q: So how do we know what we can and can't do while the acquisition approval process is under way?
The Hanes legal team will develop training for employees in sensitive positions, such as sales, customer relations, etc. In the meantime, you should err on the side of caution and not communicate or speculate about the acquisition, our company or Maidenform with anyone.

Here are some general do's and don'ts:

DO continue to perform your job business as usual.
DO continue to treat our business in relation to Maidenform just as you had before the acquisition announcement.

DO contact the legal department if anyone from outside the company contacts you for information about Hanes, Maidenform or the acquisition (this could be a vendor, supplier, retailer, trade group, etc.). If contacted by a representative of the news media (or someone purporting to be with the news media) contact Chief Communications Officer Matt Hall or the legal department.

DON'T contact your counterpart or anyone else who works for Maidenform. Appropriate communication between the companies is governed by law.

DON'T accept calls from your counterpart or anyone else who works for Maidenform.

DON'T discuss or speculate about the acquisition in general - orally or in writing, such as email. If you have questions, feel free to contact the appropriate managers in your department/function or the legal, finance and COO departments.

DON'T assume information about the eventual integration. The process is not under way and plans have not been developed.

Additional Information and Where to Find It
In connection with the acquisition, Maidenform will file a proxy statement and other materials with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MAIDENFORM AND THE ACQUISITION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, the documents filed by Maidenform with the SEC may be obtained free of charge by contacting Maidenform's investor relations department by telephone at (732) 621-2300 or via email at ir@maidenform.com. Maidenform's filings with the SEC are also available for free on its website at ir.maidenform.com.
Participants in the Solicitation
Maidenform and its officers and directors and HanesBrands and its officers and directors may be deemed to be participants in the solicitation of proxies from Maidenform stockholders with respect to the acquisition. Information about Maidenform's officers and directors and their ownership of Maidenform common shares is set forth in the proxy statement for Maidenform's 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2013. Information about HanesBrands' officers and directors is set forth in the proxy statement for HanesBrands' 2013 Annual Meeting of Stockholders, which was filed with the SEC on February 21, 2013. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the acquisition by reading the preliminary and definitive proxy statements regarding the acquisition, which will be filed by Maidenform with the SEC.

Form of Letter to HanesBrands Customers

HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080
July 24, 2013
Customer Name
Address
Address

Dear ______:

We are pleased to inform you that HanesBrands has entered into a definitive agreement to acquire Maidenform Brands, Inc. We believe that this complementary combination, when formally completed, will significantly expand the growth potential for your intimate apparel category and better enable us to serve you through enhanced product innovation and offerings, consumer insights, and brand marketing and investment.

Adding Maidenform to the Hanes enterprise will create a broader portfolio of exciting and innovative intimate apparel brands: Maidenform, Flexees, Lilyette, Self Expressions and Sweet Nothings, along with Hanes, Bali, Playtex, Barely There, Wonderbra, and L'eggs. Both companies market select Donna Karan and DKNY products under license.

Together, we will be able to drive your business and offer you the best brands and innovative products spanning the entire intimate apparel category - bras, panties, shapewear and hosiery.

We expect the acquisition to close in this year's fourth quarter. Until then, Maidenform and Hanes remain independent companies, and it will be business as usual for both companies.

We will be establishing integration teams, and when appropriate, we will work to create a seamless transition to continue to serve and grow your business. We don't expect this acquisition to present any major operational challenges. You can be assured that our top priority is to continue to provide great products and service to you, and we look forward to creating even greater growth potential for our great intimate apparel brands.

If you should have any concerns or questions, please do not hesitate to contact me.

Sincerely,

Gerald Evans
Chief Operating Officer

Bill Nictakis
Chief Commercial Officer, International Businesses and Global Retailers

Additional Information and Where to Find It
In connection with the acquisition, Maidenform will file a proxy statement and other materials with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MAIDENFORM AND THE ACQUISITION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, the documents filed by Maidenform with the SEC may be obtained free of charge by contacting Maidenform's investor relations department by telephone at (732) 621-2300 or via email at ir@maidenform.com. Maidenform's filings with the SEC are also available for free on its website at ir.maidenform.com.
Participants in the Solicitation
Maidenform and its officers and directors and HanesBrands and its officers and directors may be deemed to be participants in the solicitation of proxies from Maidenform stockholders with respect to the acquisition. Information about Maidenform's officers and directors and their ownership of Maidenform common shares is set forth in the proxy statement for Maidenform's 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2013. Information about HanesBrands' officers and directors is set forth in the proxy statement for HanesBrands' 2013 Annual Meeting of Stockholders, which was filed with the SEC on February 21, 2013. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the acquisition by reading the preliminary and definitive proxy statements regarding the acquisition, which will be filed by Maidenform with the SEC.

Form of Letter to HanesBrands Suppliers

HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

July 24, 2013
Supplier Name
Address
Address

Dear ______:

We are pleased to inform you, as a supplier to HanesBrands, that our company has entered into a definitive agreement to acquire Maidenform Brands, Inc. We believe that this complementary combination, when formally completed, will significantly expand the growth potential for the intimate apparel category and better enable us to serve retailers and consumers through enhanced product innovation and offerings, consumer insights, and brand marketing and investment.

Adding Maidenform to the Hanes enterprise will create a broader portfolio of exciting and innovative intimate apparel brands: Maidenform, Flexees, Lilyette, Self Expressions and Sweet Nothings, along with Hanes, Bali, Playtex, Barely There, Wonderbra, and L'eggs. Both companies market select Donna Karan and DKNY products under license.

Together, we will be able to drive our business and offer the best brands with innovative products spanning the entire intimate apparel category - bras, panties, shapewear and hosiery.

As a supplier to Hanes, you are an important partner in our efforts to provide great products and service to our retailers. We expect the acquisition to close in this year's fourth quarter. Until then, Maidenform and Hanes remain independent companies, and it will be business as usual for both companies. Each company has informed its employees that unless authorized to do so they should not discuss the acquisition or the eventual integration of the operations until this transaction has cleared customary closing proceedings and additional details have been determined.

While we await shareholder and regulatory approval, as well as other customary closing conditions, we would also ask that you do not share any HanesBrands information with Maidenform or its employees, and likewise do not share any Maidenform information you may be privy to with HanesBrands or its employees.

If you should have any concerns or questions, please do not hesitate to contact me.

Sincerely,

Mike Faircloth
President, Chief Global Operations Officer

Additional Information and Where to Find It
In connection with the acquisition, Maidenform will file a proxy statement and other materials with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MAIDENFORM AND THE ACQUISITION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, the documents filed by Maidenform with the SEC may be obtained free of charge by contacting Maidenform's investor relations department by telephone at (732) 621-2300 or via email at ir@maidenform.com. Maidenform's filings with the SEC are also available for free on its website at ir.maidenform.com.
Participants in the Solicitation
Maidenform and its officers and directors and HanesBrands and its officers and directors may be deemed to be participants in the solicitation of proxies from Maidenform stockholders with respect to the acquisition. Information about Maidenform's officers and directors and their ownership of Maidenform common shares is set forth in the proxy statement for Maidenform's 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2013. Information about HanesBrands' officers and directors is set forth in the proxy statement for HanesBrands' 2013 Annual Meeting of Stockholders, which was filed with the SEC on February 21, 2013. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the acquisition by reading the preliminary and definitive proxy statements regarding the acquisition, which will be filed by Maidenform with the SEC.

Press Release issued July 24, 2013

HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release

FOR IMMEDIATE RELEASE
News Media, contact:            Matt Hall, (336) 519-3386
Analysts and Investors, contact:    T.C. Robillard, (336) 519-2115

HANESBRANDS TO ACQUIRE MAIDENFORM BRANDS TO COMPLEMENT LEADING INTIMATE APPAREL BUSINESS

Cash Transaction Values Maidenform Brands, Inc., at $575 Million, or $23.50 per Share, a 30 Percent Premium Over the Average Closing Price of the Past 30 Days

Maidenform's Shapewear and Average-Figure Bra Businesses Complement HanesBrands Portfolio of World-Class Intimate Apparel Brands

Significant Value Creation and Synergies from HanesBrands' Innovate-to-Elevate Strategy

Transaction Expected to be Accretive Within First 12 Months and add $0.60 of EPS Annually Within Three Years

Investor Conference Call and Webcast to be Held at 8:30 a.m. Today

WINSTON-SALEM, N.C. (July 24, 2013) - HanesBrands (NYSE: HBI), a leading marketer of everyday basic apparel under world-class brands, today announced that it has entered into a definitive agreement to acquire Maidenform Brands, Inc. (NYSE:MFB), for $23.50 per share, a 30 percent premium to Maidenform's average closing price over the past 30 days.

The all-cash transaction is expected to be accretive to earnings per share in the first 12 months after closing and is projected to deliver full benefits within three years of more than $500 million in incremental annual sales, $0.60 in EPS, $80 million of operating profit, and $65 million of free cash flow. After the transaction closes, HanesBrands' pro forma projected annual revenue would be more than $5 billion.

The transaction, valued at approximately $575 million on an enterprise-value basis, has been unanimously approved by the boards of directors of both companies. The acquisition, which is subject to Maidenform shareholder approval, regulatory approval and other customary closing conditions, is expected to close in the fourth quarter of 2013.

“We look forward to adding Maidenform's exciting brands and deep product expertise,” Hanes Chairman and Chief Executive Officer Richard A. Noll said. “This business is a natural fit into our core business and meets all of our acquisition criteria. We continue to use our free cash flow to create shareholder value, including paying quarterly cash dividends, reducing debt, and making smart, accretive acquisitions.”

HanesBrands to Acquire Maidenform Brands to Complement Leading Intimate Apparel Business - Page 2

The acquisition is expected to create growth and cost savings opportunities and increased scale to serve retailers. The acquisition will complement Hanes' Innovate-to-Elevate strategy, which integrates the company's world-class brands, low-cost supply chain and product innovation.

Maidenform sources all of its products from third-party manufacturers, while Hanes has company-owned global manufacturing supplemented by third-party manufacturing. Hanes expects to leverage its low-cost supply chain to maximize the value of Maidenform to retailers and consumers.

Maidenform has a great average-figure bra business that complements Hanes' full-figure bra business. Maidenform is also recognized for its shapewear, while Hanes has an established panty business. The combination presents long-term growth opportunities by combining the respective strengths and capabilities of the portfolios and cross-introducing new products.

Maidenform sells intimate apparel bras, shapewear and panties under such brands as Maidenform, Flexees, Lilyette, Self Expressions and Sweet Nothings, as well as Donna Karan and DKNY under license. In 2012, 57 percent of the Maidenform's revenue was generated by bra sales and 35 percent by shapewear sales. Approximately 90 percent of sales were in the United States.

Hanes' intimate apparel brands include Playtex, Bali and Just My Size, which are market leaders in the full-figure bra category, as well as Hanes, Barely There, Wonderbra, Champion and L'eggs, and Donna Karan and DKNY under license.

“We are looking forward to Maidenform joining the Hanes family,” Noll said. “Maidenform has great brands that consumers trust. Combining the complementary strengths of both companies creates a lot of growth opportunities.”

Acquisition Funding

Hanes intends to fund the acquisition with cash on hand and short-term borrowings on its revolving credit facility, which will be retired through free cash flow. The company has completed an amendment to its revolver that decreases borrowing costs by 25 basis points and increases the borrowing limit to $1.1 billion.

Hanes continues to expect to retire the remaining $250 million of 8 percent senior notes by the end of 2013 and expects to end the year with $1 billion in bond debt. If the acquisition closes in the fourth quarter as planned, the company expects to end the year with a ratio of long-term debt to EBITDA within the company's previously disclosed target range of 1.5 to 2.5 times.

Advisors

Goldman, Sachs & Co. is serving as exclusive financial advisor to Hanes. King & Spalding LLP is serving as legal counsel to Hanes.

HanesBrands to Acquire Maidenform Brands to Complement Leading Intimate Apparel Position - Page 3

Webcast Conference Call

Hanes will host a live Internet webcast of its investor conference call to discuss the acquisition announcement at 8:30 a.m. EDT today. The webcast may be accessed on the investor page the Hanes corporate website, www.HanesBrands.com. The call is expected to conclude by 9 a.m.

An archived replay of the conference call webcast will be available in the investors section of the Hanes corporate website. A telephone playback will be available from approximately noon EDT today through midnight EDT July 31, 2013. The replay will be available by calling toll-free (855) 859-2056, or by toll call at (404) 537-3406. The replay pass code is 23146604.

Note on Non-GAAP Terms and Definitions

Free cash flow and EBITDA are not generally accepted accounting principle measures.

Free cash flow is defined as net cash from operating activities less net capital expenditures. Free cash flow may not be representative of the amount of residual cash flow that is available to the company for discretionary expenditures since it may not include deductions for mandatory debt-service requirements and other nondiscretionary expenditures. The company believes, however, that free cash flow is a useful measure of the cash-generating ability of the business relative to capital expenditures and financial performance.

EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation and amortization. Although the company does not use EBITDA to manage its business, it believes that EBITDA is another way that investors measure financial performance.

Hanes has chosen to provide these measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating company operations. Non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP or other pro forma measures used by other companies.

Cautionary Statement Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular, among others, statements about the HanesBrands acquisition of Maidenform (the “acquisition”), including the expected impact on HanesBrands' sales, earnings, operating profit and free cash flow, the anticipated funding of the acquisition and the expected timing for closing the acquisition are forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-
HanesBrands to Acquire Maidenform Brands to Complement Leading Intimate Apparel Business - Page 4
looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management, expressed in good faith. However, there can be no assurance that the expectation or belief will result or will be achieved or accomplished, and actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to our ability to achieve expected synergies and successfully complete the integration of Maidenform, events that could give rise to a termination of the merger agreement or failure to receive necessary approvals or funding for the acquisition, the outcome of any litigation related to the acquisition, and the level of expenses and other charges related to the acquisition and the funding thereof. For further information regarding the risks associated with HanesBrands' and Maidenform's businesses, please refer to their respective filings with the SEC and the proxy statement and other materials that will be filed with the SEC by Maidenform in connection with the acquisition. There can be no assurance that the acquisition will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the acquisition will be realized. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All forward-looking statements speak only as of the date hereof. We undertake no obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.
Additional Information and Where to Find It
In connection with the acquisition, Maidenform will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MAIDENFORM AND THE ACQUISITION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's website at www.sec.gov. In addition, the documents filed by Maidenform with the SEC may be obtained free of charge by contacting Maidenform's investor relations department by telephone at (732) 621-2300 or via email at ir@maidenform.com.
Participants in the Solicitation
Maidenform and its officers and directors and HanesBrands and its officers and directors may be deemed to be participants in the solicitation of proxies from Maidenform stockholders with respect to the acquisition. Information about Maidenform's officers and directors and their ownership of Maidenform common shares is set forth in the proxy statement for Maidenform's 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2013. Information about HanesBrands' officers and directors is set forth in the proxy statement for HanesBrands' 2013 Annual Meeting of Stockholders, which was filed with the SEC on Feb. 21,

2013. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the
HanesBrands to Acquire Maidenform Brands to Complement Leading Intimate Apparel Business - Page 5

solicitation of proxies in connection with the acquisition by reading the preliminary and definitive proxy statements regarding the acquisition, which will be filed by Maidenform with the SEC.

HanesBrands

HanesBrands is a socially responsible leading marketer of everyday basic apparel under some of the world's strongest apparel brands, including Hanes, Champion, Playtex, Bali, JMS/Just My Size, barely there, Wonderbra and Gear for Sports. The company sells T-shirts, bras, panties, men's underwear, children's underwear, socks, hosiery, casualwear and activewear produced in the company's low-cost global supply chain. Ranked No. 512 on the Fortune 1000 list, Hanes has approximately 51,500 employees in more than 25 countries and takes pride in its strong reputation for ethical business practices. Hanes is a U.S. Environmental Protection Agency Energy Star 2013 and 2012 Sustained Excellence Award winner and 2010 and 2011 Partner of the Year. The company ranks No. 141 on Newsweek magazine's list of Top 500 greenest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found on the Hanes corporate website at www.HanesBrands.com.

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